UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016 (January 27, 2016)

HEALTHCARE TRUST OF AMERICA, INC.

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

(Exact Name of Registrant as Specified in its Charter)

Maryland Delaware	001-35568 333-190916	20-4738467 20-4738347
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

(480) 998-3478

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2016, Healthcare Trust of America, Inc. (NYSE:HTA) (“HTA”) and Healthcare Trust of America Holdings, LP entered into an equity distribution agreement (the “Agreement”) with Wells Fargo Securities, LLC, BMO Capital Markets Corp., Jefferies LLC and J.P. Morgan Securities LLC, for an offering of shares of Class A common stock of HTA from time to time having an aggregate offering price of up to $300 million.

Sales under the Agreement are anticipated to be made primarily in transactions that are deemed to be “at-the-market” offerings, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. Sales may also be made in negotiated transactions. HTA intends to use any proceeds of the offering for general corporate purposes, including, without limitation, working capital, funding a portion of our pending real estate acquisitions and repayment of debt. The Class A common stock will be offered under HTA’s Registration Statement on Form S-3 (File No. 333-202388), effective February 27, 2015.

The Agreement is attached hereto as Exhibit 1.1, and is incorporated by reference herein. The foregoing description of the Agreement and the transactions contemplated by the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1 Equity Distribution Agreement, dated January 27, 2016, among Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP, on the one hand, and Wells Fargo Securities, LLC, BMO Capital Markets Corp., Jefferies LLC and J.P. Morgan Securities LLC, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST OF AMERICA, INC.

January 27, 2016	By:	/s/ Robert A. Milligan
	Name:	Robert A. Milligan
	Title:	Chief Financial Officer, Secretary and Treasurer

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP By: HEALTHCARE TRUST OF AMERICA, INC. its General Partner

January 27, 2016	By:	/s/ Robert A. Milligan
	Name:	Robert A. Milligan
	Title:	Chief Financial Officer, Secretary and Treasurer